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                                                           FOR IMMEDIATE RELEASE


[ENESCO GROUP INC. LETTERHEAD]


                                     INVESTOR CONTACT:             Nathan Elwell
                                                                 Ashton Partners
                                                                    312-553-6706
                                                      nelwell@ashtonpartners.com

                                      MEDIA CONTACT:               Donna Shaults
                                                                    630-875-5464
                                                             dshaults@enesco.com



             ENESCO APPOINTS RICHARD BLACKBURN TO BOARD OF DIRECTORS


ITASCA, ILL. - MAY 26, 2005 - Enesco Group, Inc. (NYSE: ENC), a leader in the giftware, and home and garden decor industries, today announced that the Company's Board of Directors appointed Richard W. Blackburn as its newest Board member. Blackburn's appointment became effective May 23, 2005.

Blackburn is the former executive vice president, general counsel and chief administrative officer of Duke Energy Corporation, where he was responsible for the company's legal affairs, corporate planning and strategy, external affairs, government relations, human resources, ethics and compliance, and market and brand strategy. He joined Duke Energy in 1999 and retired in 2004. Previously, Blackburn was the president and group executive for NYNEX Worldwide Communications and Media Group, vice president and general counsel for New England Telephone, and attorney for American Telephone & Telegraph.

"Dick is a senior corporate officer with broad management and legal experience, who has a solid record of accomplishments in leading major domestic and international corporations," said Anne-Lee Verville, chairman of Enesco's Board of Directors. "He has the proven ability in structuring new businesses and managing turnaround situations. We are very pleased to have a Director with this legal and management expertise join our Board."

Blackburn currently is the Chair of the Board of Advisors for George Washington University Law School; is a trustee at George Washington University and at the Massachusetts Eye and Ear Infirmary in Boston.

ABOUT ENESCO GROUP, INC.

Enesco Group, Inc. is a world leader in the gift, and home and garden decor industries. Serving more than 40,000 customers globally, Enesco distributes products to a wide variety of specialty card and gift retailers, home decor boutique as well as mass-market chains and direct mail retailers. Internationally, Enesco serves markets operating in Europe, Canada, Australia, Mexico, Asia and the Pacific Rim. With subsidiaries located in Europe and Canada, and a business unit in Hong Kong, Enesco's international distribution network is a leader in the industry. The Company's product lines include some of the world's most recognizable brands, including Heartwood Creek by Jim Shore, Walt Disney Company, Walt Disney Classics Collection, Pooh & Friends, Nickelodeon, Bratz, Halcyon Days, Lilliput Lane, and Border Fine Arts, among others. Further information is available on the Company's web site at www.enesco.com.


                                     -more-


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RICHARD BLACKBURN APPOINTED TO ENESCO'S BOARD OF DIRECTORS / PAGE 2


This press release contains forward-looking statements that are based on management's current assumptions and beliefs and upon information currently available to management. The Company has tried to identify such forward-looking statements by use of such words as "expects," "intends," "anticipates," "could," "estimates," "plans," and "believes," and similar expressions, but these words are not the exclusive means of identifying such statements. Such statements are subject to various risks, uncertainties and other factors, which could cause actual results to vary materially from those anticipated, estimated, expected or projected. Important factors that may cause actual future events or results to differ materially and adversely from those described in the forward-looking statements include, but are not limited to: the Company's success in developing new products and consumer reaction to the Company's new products; the Company's ability to secure, maintain and renew popular licenses, particularly our licenses Cherished Teddies, Heartwood Creek and Disney; the Company's ability to grow revenues in mass and niche market channels; the Company's ability to effectively transition to the legacy information system; changes in general economic conditions, as well as specific market conditions; fluctuations in demand for our products; manufacturing lead times; the timing of orders and shipments and our ability to predict customer demands; inventory levels and purchase commitments exceeding requirements based upon incorrect forecasts; collection of accounts receivable; changes in the regulations and procedures affecting the importation of goods into the United States; changes in foreign exchange rates; price and product competition in the giftware industry; variations in sales channels, product costs or mix of products sold; and, possible future terrorist attacks, epidemics, or acts of war. In addition, the Company operates in a continually changing business environment and does not intend to update or revise the forward-looking statements contained herein, which speak only as of the date hereof. Additional information regarding forward-looking statement risk factors is contained in the Company's reports and filings with the Securities and Exchange Commission. In light of these risks and uncertainties, the forward-looking statements contained herein may not occur and actual results could differ materially from those set forth herein. Accordingly, you should not rely on these forward-looking statements as a prediction of actual future results.




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